Exhibit 99.1

Warren Resources Appoints new Vice President of Accounting and

Provides Update on Restructuring

Denver, Colorado (GLOBE NEWSWIRE) — December 14, 2015 — Warren Resources, Inc. (“Warren” or the “Company”) (NASDAQ: WRES) today announced an update on corporate restructuring initiatives following the recent appointments of James A. Watt as President and Chief Executive Officer and Frank T. Smith, Jr. as Senior Vice President and Chief Financial Officer.

The Company is pleased to announce the appointment of Mr. John R. Powers as Vice President - Accounting effective today.  The appointment of Mr. Powers completes the finance management team, which, coupled with the Company’s operating executive personnel in Denver, California and Dallas, will provide the core management of the Company on a go forward basis.

John R. Powers, 60, was Vice-President and Chief Accounting Officer for Dune Energy, Inc. from July of 2007 until September of 2015.  From March of 1999 until May of 2005 he was Operation Manager, Southwest Wholesale.  He was Special Projects Coordinator, Citation Oil and Gas Corporation from April of 1996 until June of 1998.  From April of 1987 until March of 1996 he served as Accounting Consultant, Citation Oil and Gas Corporation.  He was Accounting Consultant for Black Stone Oil Company from April of 1985 until May of 1987.  From June of 1978 until August of 1984 he was an Audit Manager for Author Young & Company.  He received a Bachelor’s of Business Administration in Finance from the University of Texas in 1975 and a Masters of Science in Accountancy from the University of Houston in 1978.

In addition, the Company also confirms that closure of the New Mexico office was completed successfully as of December 1, 2015 and that closure of the New York office is on track for completion as of March 31, 2016. Senior Vice President, General Counsel and Corporate Secretary Saema Somalya, Vice President of Corporate Development Jeffrey Keeler and Chief Accounting Officer and Controller Brian Gelman, will be leaving the Company on or prior to March 31, 2016 in order to pursue other opportunities in connection with the closure of this office. As previously disclosed, these officers are subject to retention agreements in order to facilitate smooth transition of all relevant matters under their purview to the new management team.

James A. Watt, President and Chief Executive Officer of the Company stated “We want to welcome John to Warren and also to thank Saema, Jeff and Brian for all their contributions, including their partnership in a smooth transition. Going forward, Warren has a strong organization in place that is ready to focus on the balance sheet and position the Company for growth once the current downturn in commodity prices abates.”

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin in California, natural gas in the Marcellus Shale in Pennsylvania, and the Washakie Basin of Wyoming.

Forward-Looking Statements

Portions of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: the market prices of oil and gas and hedging activities undertaken in relation thereto; financial market conditions and the availability of liquidity; lenders willingness to waive or amend financial covenants applicable to us; delisting of our stock; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of our acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to our business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect our common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in our organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of our financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases

CONTACT:

Jeffrey Keeler, Investor Relations

212-697-9660